SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported) September 14, 2006

UNIBIO INC.
(Exact name of Registrant as specified in its charter)

Nevada	333-131651	Applied For
(State or other jurisdiction	(Commission File number)	(IRS Employer Identification No.)
of incorporation or organization)

3702 South Virginia Street, #G12-401, Reno, NV 89502

(Address of principal executive offices) (Zip Code)

(778) 859-3185

(Registrant’s Telephone Number, Including Area Code)

(Former Address If Changed since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation for the registrant under any of the following provisions (see General Instruction A.2. below):

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b) Effective September 14, 2006, Dianxiang Wu, our president, chief executive officer, chief financial officer and a director, resigned as an officer and remained as a director. Mr. Wu's resignation as an officer did not result from any disagreement between him and us.

Also as of September 14, 2006, Jianhua Xue, our chief technology officer and our other director, resigned as an officer and remained as a director. Mr. Xue's resignation did not result from any disagreement between him and us.

(c) Effective September 14, 2006, we appointed Stephen B. Jackson as our president, secretary, treasurer and a director.

Mr. Jackson has been principally engaged in the private practice of law since May 1988. Mr. Jackson is a graduate of the University of British Columbia, receiving a Bachelor of Arts degree in 1985. Mr. Jackson received a Bachelor of Legal Letters degree from Osgoode Hall Law School of York University in 1988. He is a member in good standing with the Law Societies of British Columbia and the Yukon.

During the last two years, there have been no transactions, or proposed transactions, to which we were or are a party, in which Mr. Jackson had or is to have a direct or indirect material interest.

SIGNATURES

In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Unibio Inc.

Date: September 14, 2006	By:	/s/ Stephen B. Jackson
Stephen B. Jackson
President